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                                                                   Exhibit 10.17

                              EMPLOYMENT AGREEMENT

         AGREEMENT dated as of May 18, 2000 (the "Effective Date"), by and between TOTAL-TEL USA COMMUNICATIONS, INC., a New Jersey corporation, (the "Company" or "Employer"), with offices at 150 Clove Road, Little Falls, New Jersey 07424 and A. John Leach Jr., 4300 Six Forks Road, Raleigh, NC 27609 ("Executive").

                                   WITNESSETH

         WHEREAS, the Company and Executive desire to enter into this Employment Agreement (the "Agreement") in order to set forth the terms and conditions of Executive's employment effective May 18, 2000 intending to supersede any prior employment agreement, written or oral, whether with the Company or any of its subsidiaries.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

         1. DUTIES AND RESPONSIBILITIES. The duties and responsibilities of Executive shall be of a senior executive and managerial nature as the same shall be assigned to him, from time to time, by the Board of Directors of the Employer. Executive recognizes that, during the period of his employment hereunder, he owes an undivided duty of loyalty to Employer and agrees to devote all of his business time and attention to the performance of said duties and responsibilities and to use his best efforts to promote and develop the business of Employer and its affiliates. It is the intention of the Employer that Executive shall be appointed President and Chief Executive Officer of the Employer to serve at the pleasure of Employer's Board of Directors. During the employment period as hereinafter defined, Executive shall serve as an officer and/or director of Employer and/or any of its affiliates, if elected, and shall serve as a member of any committee of any such Board of Directors to which he may be elected or appointed, without additional compensation.

         2. EMPLOYMENT PERIOD. For a period commencing on the Effective Date hereof and ending on the second anniversary of the Effective Date hereof (the "Employment Period"), Employer hereby employs Executive in the executive and managerial capacities herein set forth. Executive agrees, pursuant to the terms hereof, to serve in said capacities for the Employment Period. This Agreement and the Employment Period shall be automatically extended for additional one (1) year periods (each a "Successive Employment Period") unless a party, by written notice as herein provided, notifies the other party by a date which is not less than ninety (90) days prior to the expiration of the Employment Period or any Successive Employment Period that there shall be no extension or further extension of this Agreement.


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3.       COMPENSATION.

         (a) For all services performed by Executive for the Company during the Employment period or any Successive Employment Period, the Company shall pay Executive, in accordance with the normal pay practice of the Company, a base Salary of $300,000 per annum, payable not less frequently than in equal monthly installments, which may be increased annually, effective as of an anniversary of the date hereof during the Employment Period or any Successive Employment Period, at the sole discretion of the Board of Directors.

         (b) During each year of the Employment Period and any Successive Employment Period, Executive shall be eligible to receive a bonus ("Bonus") in an amount not to exceed one hundred (100%) percent of his then effective base Salary predicated upon Employer's attainment of Annual Revenue and Earning Targets as well as management goals determined by the Board of Directors for each twelve-month period ending April 30 covered by the Employment Period and any Successive Employment Period, after good faith negotiations with Executive to be completed within sixty (60) days after the commencement of each such period. Executive will be guaranteed a minimum bonus payment of $150,000.00 during the first year of this Agreement.

         (c) Executive may also receive other bonus payments determined at the sole discretion of the Board of Directors ("Discretionary Bonus").

         (d) The Bonus compensation, if any, to be paid pursuant to paragraph 3(b) shall be paid as promptly as practicable following the availability of the financial statements of the Company relating to the applicable period, but in no event later than one hundred twenty (120) days after the end of the applicable twelve-month period.

         (e) During the Employment Period, Executive shall be entitled to perquisites, including, without limitation, a private office, secretarial, computer and other support services and facilities consistent with his position. Executive shall be entitled to business class airline travel on flights over four
                  (4) hours duration while engaged in Company business.

         (f)      Executive shall also be entitled to the following benefits:

                  (i) 4 weeks (20 business days) of paid vacation for each twelve (12) months of the Employment Period, or such greater period as may be approved from time to time by the Company's Board of Directors or the Compensation Committee thereof; however, Executive shall not be compensated for any unused vacation days;

                  (ii) paid holidays as provided to the Company's other executive employees;

                  (iii) participation in such employee benefit plans to which executive employees of the Company, their dependents and beneficiaries generally are entitled during the Employment Period and any Successive


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                           Employment Period, including, without limitation,
                           health insurance, disability and life insurance, pension and profit sharing plans and other present or equivalent successor plans and practices of the Company for which executive employees, their dependents and beneficiaries are eligible and, in addition to the foregoing, such stock options or other equity incentives as the Company's Board of Directors, in its sole discretion, may at any time grant or award to Executive; and

                  (iv) reimbursement of Executive's business and professional dues.

         (g) The Executive shall be granted a stock option to purchase the Company's Common Stock which shall vest on various anniversary dates; if the Executive is still employed on those dates. Details of the option grant are set forth on ADDENDUM A to this Agreement.

         4. REIMBURSEMENT OF EXPENSES. The Company recognizes that Executive, in performing Executive's functions, duties and responsibilities under this Agreement, may be required to spend sums of money in connection with those functions, duties and responsibilities for the benefit of the Company and, accordingly, shall reimburse Executive for travel and other out-of-pocket expenses reasonably and necessarily incurred in the performance of his functions, duties and responsibilities hereunder upon submission of written statements and/or bills in accordance with the then regular procedures of the Company.

         5. DISABILITY. In the event that Executive shall be unable to perform because of illness or incapacity, physical or mental, all the functions, duties and responsibilities to be performed by him hereunder for a consecutive period of three (3) months or four (4) months during any consecutive twelve (12) month period during the Employment Period or any Successive Employment Period, the Company may terminate this Agreement effective on or after the expiration of such period (the "Disability Period") upon written notice to Executive specifying the termination date (the "Disability Termination Date"). Executive shall be entitled to receive his base Salary and a pro-rated portion of any Bonus earned to the Disability Termination Date. Disability under this paragraph, shall be determined by a physician who shall be selected by the Company and reasonably approved by the Executive. Such approval shall not be unreasonably withheld or delayed, and a physician shall be deemed to be approved unless he or she is disapproved in writing by the Executive within ten (10) days after his or her name is submitted. The Company may obtain disability income insurance for the benefit of Executive in such amounts as the Company may determine.

         6. DEATH. LIFE INSURANCE. In the event of the death of Executive during the Employment Period or a Successive Employment Period, this Agreement and the employment of Executive hereunder shall terminate on the date of death of Executive. Executive's heirs or legal representatives shall be entitled to receive his base Salary and a pro-rated portion of any Bonus earned to the date of his death.


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         7. TERMINATION.

                  (a) The Company may discharge Executive for cause at any time. Cause for discharge shall include (i) a material breach of this Agreement by Executive and if such breach is not cured within thirty (30) days following written notice by the Company to Executive of such breach, assuming such breach may be cured; (ii) Executive is convicted of any act or course of conduct involving moral turpitude; or (iii) Executive engages in any act or course of conduct constituting an abuse of office or authority which significantly adversely affects the business or reputation of the Company. Any written notice by the Company to Executive pursuant to this paragraph 7(a) shall set forth, in reasonable detail, the facts and circumstances claimed to constitute the cause. If, during the Employment Period or any Successive Employment Period, Executive is discharged for cause, the Company, without any limitation on any remedies it may have at law or equity, shall have no liability for base Salary or any other compensation and benefits to Executive after the date of such discharge.

                  (b)(1) After a Change in Control (as defined below) of the Company has occurred, all of Executive's stock options, stock appreciation rights, restricted stock grants or stock bonuses and similar benefits shall be deemed to vest in full on the effective date of such Change of Control, notwithstanding any provision to the contrary in any applicable agreement or plan. If the Company (or any successor thereto) terminates Executive's employment with the Company within six (6) months after the Change in Control, Executive shall be entitled to receive the sum of (1) his base Salary (but in no event less than six (6) month's base Salary), Bonus compensation, if any, pro-rated to the date of termination, incentive stock compensation, benefits, perquisites and awards, including, without limitation, immediate vesting of benefits and awards under the Company's stock option, stock appreciation, restricted stock, stock bonus or similar plan to the extent not theretofore vested and any Company pension or retirement plan or program, accrued through the date Executive's employment with the Company would otherwise terminate pursuant to the terms hereof (the "Termination Date"). Notwithstanding the foregoing, if Executive is offered an employment agreement ("New Agreement") by the Company within sixty (60) days after the Change in Control, having a term of not less than twelve
                  (12) months on terms substantially similar to those provided herein, Executive shall not be entitled to the Termination Compensation unless within three (3) months after Executive's acceptance of the New Agreement, Executive determines to sever his employment relationship with the Company, in which event, the Executive shall be entitled to the Termination Compensation. The amount of the Termination Compensation shall be computed, at the expense of the Company, by the independent public accountants regularly employed by the Company immediately prior to the Change in Control (the "Accountants"), whose computation shall be conclusive and binding upon Executive and the Company in the absence of manifest error.

                  (b)(2) For purposes hereof, a "Change in Control" shall be deemed to have occurred if:(i) any "person" or "group" (as such terms used in Sections (3), 3(a), (9) and 13(d) of the Securities Exchange Act of 1934, as amended (the "Act") other than Walt Anderson, Revision LLC or any or their respective affiliates becomes a "beneficial owner" (as such term is used in Rule lad-s promulgated under the Act), after the date hereof, directly or indirectly, of securities of the Company representing fifty (50%) percent or more of the combined voting power of the Company's then outstanding securities;
                  (ii) a change in "control" of the Company (as the term "control" is defined in Rule 12b-2 or successor rule promulgated under the Act) shall have occurred; (iii) the majority of the Board of Directors, as such entire Board of Directors is composed as of the date hereof, no longer serve as directors of the Company,


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                  except that there shall not be counted toward such majority who no longer serve as directors Executive, if elected, a director of the Company or any director who ceased to serve either prior to the date of a Change in Control, for any reason, or at any other time due to voluntary resignation (other than in connection with an event described in (iv) or (v) below), death, disability or termination for cause; (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (v) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the combined voting power of the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred in any plan of liquidation, sale of assets, merger or consolidation provided in (iv) and
                  (v) above is not consummated. Notwithstanding the foregoing, any transaction involving a leveraged buyout or other acquisition of the Company which would otherwise constitute a Change in Control, in which Executive participates in the surviving or successor entity (other than solely as an employee or consultant, shall not constitute a Change in Control).

                  (b)(3) Notwithstanding anything in this Agreement to the contrary, Executive shall have the right, prior to the receipt by him of any amounts due thereunder, to waive the receipt thereof or, subsequent to the receipt by him of any amounts due hereunder, to treat some or all of such amounts as a loan from the Company which Executive shall repay to the Company, within ninety (90) days from the date of receipt, with interest at the rate provided in Section 7872 of the Internal Revenue Code of 1986, as amended (the "Code") . Notice of any such waiver or treatment of amounts received as a loan shall be given by Executive to the Company in writing and shall be binding upon the Company.

                  (b) (4) It is intended that the "present value" of the payments and benefits to Executive, whether under this Agreement or otherwise, which are included in the computation of "parachute payments" shall not, in the aggregate, exceed
                  2.99 times the "base amount" (the terms "present value", "parachute payments" and "base amount" being determined in accordance with Section 380G of the Code) - However, if Executive receives payments or benefits from the Company prior to payment of the Termination Compensation which, when added to the Termination Compensation, would, in the opinion of the Accountants, subject any of the payments or benefits to Executive to the excise tax imposed by Section 4999 of the Code, the Company shall be responsible for payment of such tax and shall gross-up the payment to Executive, accordingly, so as to make the impact of such tax neutral with respect to payments made to Executive.

         8. DISCLOSURE OF CONFIDENTIAL INFORMATION. "Confidential Information" means all information known by Executive, because of employment by the Company, about the Company's business plans, present or prospective customers, vendors, products, processes, services or activities, including the costing and pricing of such services or activities. Confidential Information does not include information generally known, other than through breach of a confidentiality agreement with the Company, in the industry in which the Company engages or may engage. Executive will not, during or after the Employment Period, directly or indirectly, use or disclose any Confidential Information, except in the performance of Executive's duties for the Company, or to other persons as directed by the Company. Executive will use reasonable efforts to prevent unauthorized use or disclosure of Confidential Information. Upon termination of employment with the Company, Executive will deliver to the

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Company all writings relating to or containing Confidential Information, including, without limitation, notes, memoranda, letters, drawings, diagrams, and printouts, including any tapes, discs or other forms of recorded information. If Executive violates any provision of this paragraph during or after the Employment Period or any Successive Employment Period, the Company specifically reserves the right, in appropriate circumstances, to seek full indemnification from Executive should the Company suffer any monetary damages or incur any legal liability to any person as a result of the disclosure or use of Confidential Information by Executive in violation of this paragraph.

         9. RESTRICTIVE COVENANT. Upon termination of the Employment Period or any Successive Employment Period, Executive shall not for a period of one (1) year following the date of termination of the Employment Period or Successive Employment Period, (herein the "Restriction Period"), directly or indirectly, in any capacity, engage in or participate in the management, ownership or operation of any business or activity which directly or indirectly competes with the business conducted by the Company, except in the States of North and South Dakota, Idaho, Montana and Alaska. Without limiting the generality of the foregoing, during the Restriction Period, Executive shall not (i) employ or solicit the employment of any person who was employed by the Company at the date of termination of the Employment Period or Successive Employment Period, or during the one (1) year prior thereto, or (ii) solicit any customer of the Company which produced Net Revenue for the Company in excess of $2,000 per month during said one (1) year period. Executive recognizes and hereby acknowledges that the restrictions imposed upon Executive in this paragraph are reasonable and are necessary for the protection of the business of the Company; provided, however, that Executive may own not more than five percent (5%) of the outstanding securities of any class of any corporation engaged in any such business, if such securities are listed on a national securities exchange or regularly traded in the over-the-counter market by a member of a national securities association.

         10. OWNERSHIP OF INVENTIONS. Discoveries and Improvements. Executive shall promptly disclose in writing to the Board of Directors of the Company all inventions, discoveries, and improvements conceived, devised, created, or developed by Executive in connection with his employment (collectively, "Invention"), and Executive shall transfer and assign to the Company all right, title and interest in and to any such Invention, including any and all domestic and foreign patent rights, domestic and foreign copyright rights therein, and any renewal thereof. Such disclosure is to be made promptly after the conception of each Invention, and each Invention is to become and remain the property of the Company, whether or not patent or copyright applications are filed thereon by the Company. Upon request of the Company, Executive shall execute from time to time during or after the termination of employment such further instruments including, without limitations, applications for patents and copyrights and assignments thereof as may be deemed necessary or desirable by the Company to effectuate the provisions of this paragraph.

         11. CONSTRUCTION. If the provisions of paragraph 9 should be deemed unenforceable, invalid, or overbroad in whole or in part for any reason, than any court of competent jurisdiction designated in accordance with paragraph 13 is hereby authorized, requested, and instructed to reform such paragraph to provide for the maximum competitive restraint upon Executive's activities (in time, product, geographic area and customer or employee solicitation) which may then be legal and valid.

         12. DAMAGES AND JURISDICTION.

         (a) Executive agrees that violation of or threatened violation of any of paragraphs 9, 10 or 11 would cause irreparable injury to the Company for which any remedy at law would be inadequate, and the Company shall be entitled in any court of law or equity of competent jurisdiction to preliminary, permanent and other injunctive relief against any breach or threatened breach of the provisions


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                  contained in any of said paragraphs 9, 10 or 11 hereof, and such compensatory and punitive damages as shall be awarded. Further, in the event of a violation of the provisions of paragraph 10, the Restriction Period referred to therein shall be extended for a period of time equal to the period that any violation occurred.

         13. JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. The Company and Executive hereby each consents to the jurisdiction of the Superior Court of the State of New Jersey for the County of Passaic or the United States District Court for the District of New Jersey with respect to any dispute arising under the terms of this Agreement and further consents that any process or notice of motion therewith may be served by certified or registered mail or personal service, within or without the State of New Jersey, provided a reasonable time for appearance is allowed.

         14. INDEMNIFICATION. To the fullest extent permitted by and subject to the Company's Certificate of Incorporation, By- Laws and New Jersey Law, the Company shall indemnify and hold harmless the Executive against any losses, damages or expenses (including reasonable attorney's fees) incurred by him or on his behalf in connection with any threatened or pending action, suit or proceeding in which he is or becomes a party by virtue of his employment by the Company or any of its affiliates or by reason of his having served as a director of any other corporation at the express request of the Company or by reason of any action alleged to have been taken or omitted in such capacity.

         15. SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, that determination will not affect the enforceability of any other provision of this Agreement, and the remaining provisions of this Agreement will be valid and enforceable according to their terms.

         16. SUCCESSORS TO THE COMPANY. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including, without limitation, any corporation acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed embraced within the term (the "Company" for the purposes of this Agreement) , but shall not otherwise be assignable by the Company. The services to be provided by Executive hereunder may not be delegated.


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         17. MISCELLANEOUS.

         (a) This Agreement constitutes the entire understanding of the parties with respect to the subject hereof, may be modified only in writing, is governed by laws of New Jersey, without giving effect to the principles of conflict of laws thereof, and will be binding and inure to the benefit of Executive and Executive's personal representatives, and the Company, its successors and assigns.

         (b) If Executive should die while any amount would still be payable to him under this Agreement if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to his Estate.

         (c) The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any provision or succeeding breach of such provision or any other provision.

         (d) Any notice under this Agreement shall be given by registered or certified mail, return receipt requested, directed to the address set forth above, unless notice of a new address has been sent pursuant to the terms of this paragraph.

         (e) In furtherance and not in limitation of the foregoing, this Agreement supersedes any employment agreement, between the Company and Executive and any such agreement hereby is terminated and is no longer binding on either party.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be duplicate originals.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first mentioned.

                                          COMPANY:

                                          TOTAL-TEL USA COMMUNICATIONS,INC.

                                          By:  /s/  SALVATORE M. QUADRINO
                                            ------------------------------
                                          Title: Acting Chief Operating Officer

                                          EXECUTIVE:

                                          /s/ A. John Leach, Jr.
                                          -----------------------------------
                                                   A. JOHN LEACH, JR.


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                                   ADDENDUM A

                                       To

                              EMPLOYMENT AGREEMENT

                                     Between

                               A. JOHN LEACH, JR.

                                       And

                       TOTAL-TEL USA COMMUNICATIONS, INC.

The Company agrees to pay a $25,000 signing bonus to be allocated for relocation or other expenses not normally reimbursed by the Company or to be paid as income

The Company will grant 288,000 share options with a strike price of $14.25 (US Dollars). In the event Total Tel shares do not close at or above$14.25 for at least twenty (20) consecutive trading days during the first calendar year following the Effective Date, a new option price will be calculated based on the average closing price of TELU shares for the forty (40) trading days prior to the one year anniversary of the "effective date".

Options will vest over 3 years on the following schedule:

48,000 shares - 6 calendar months from the "effective date" Employment Agreement

48,000 shares -12 calendar months from the "effective date" Employment Agreement

48,000 shares -18 calendar months from the "effective date" Employment Agreement

48,000 shares -24 calendar months from the "effective date" Employment Agreement

48,000 shares -30 calendar months from the "effective date" Employment Agreement

48,000 shares -36 calendar months from the "effective date" Employment Agreement

EXECUTIVE MUST BE EMPLOYED ON THE SPECIFIED DATE OR OPTIONS WILL NOT VEST

(Example: Effective Date of Employment is May 18, 2000, 1st 48,000 options will vest on November 17, 2000)